Exhibit 3.2

GEORGIA BANKING COMPANY, INC.

AMENDED AND RESTATED

BYLAWS

-i-

-ii-

ARTICLE I

OFFICES

Section 1.         Registered Office. The registered office of Georgia Banking Company, Inc. (the “Corporation”) shall be in the State of Georgia, County of Fulton.

Section 2.         Other Offices. The Corporation may also have offices at such other places both within and without the State of Georgia as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine and the business of the Corporation may require or make desirable.

ARTICLE II

SHAREHOLDERS’ MEETINGS

Section 1.         Annual Meetings. The annual meeting of shareholders shall be held at the principal office of the Corporation or at such other place in the United States as may be determined by the Board of Directors, at such time and on such date following the close of the fiscal year as shall be determined by the Board of Directors, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

Section 2.         Special Meetings. Special meetings of shareholders shall be held at the principal office of the Corporation or at such other place in the United States as may be designated in the notice of said meetings, upon call of the Chief Executive Officer or the Board of Directors, and shall be called by the Secretary when so directed by the Board of Directors. Special meetings of shareholders may also be called at the request in writing of shareholders owning at least fifteen percent of the issued and outstanding capital stock of the Corporation entitled to vote in an election of directors. Any such request by the shareholders shall state the purposes for which the meeting is to be called.

Section 3.         Notice of Meetings. Written notice of every meeting of shareholders, stating the place, date and hour of the meeting, and in the case of a special meeting, the purposes of the meeting, shall be given personally or by mail to each shareholder of record entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first class postage thereon prepaid addressed to the shareholder at his or her address as it appears on the Corporation’s record of shareholders. Attendance of a shareholder at a meeting of shareholders shall constitute a waiver of notice of such meeting and of all objections to the place or time of the meeting, or the manner in which it has been called or convened, except when a shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection to the transaction of any business. Notice need not be given to any shareholder who signs a waiver of notice, in person or by proxy, either before or after the meeting.

Section 4.         Quorum. The holders of a majority of the Corporation’s issued and outstanding stock and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders except as otherwise provided by statute, by the Corporation’s Articles of Incorporation, as amended, or by these Amended and Restated Bylaws. The shareholders at a meeting at which a quorum was present may continue to transact business at the meeting or at any adjournment thereof, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, except as otherwise provided by statute, by the Corporation’s Articles of Incorporation, as amended, or by these Amended and Restated Bylaws. If a quorum is not present or represented at any meeting of the shareholders, then the holders of a majority of the shares entitled to vote thereat, present in person or represented by proxy, may adjourn the meeting from time to time, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting complying with Section 3 of this Article II shall be given to each shareholder of record entitled to vote at the meeting.

1

Section 5.         Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Articles of Incorporation, as amended, a different vote is required, in which case such express provision shall govern and control the decision of the question. Each outstanding share having voting rights on any question or matter brought before a meeting shall be entitled to one vote in person, by proxy, or by electronic proxy on any such question or matter, with each share to be voted in person, by proxy, or by electronic proxy by the person registered on the books of the Corporation, but no proxy shall be voted or acted upon after eleven months from its date, unless otherwise provided in the proxy.

Section 6.         Consent of Shareholders. Any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. The action must be evidenced by one or more written consents bearing the date of signature and describing the action taken, signed by shareholders entitled to take action without a meeting and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. If the action is taken by less than all of the shareholders entitled to vote on the action, all voting shareholders on the record date who did not participate in taking the action shall be given written notice of the action taken, and shall be furnished with the same material that would have been required to be sent to shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, including notice of any applicable dissenters’ rights, not more than ten days after taking the action without a meeting.

Section 7.         List of Shareholders. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving their names and addresses and the number, class and series, if any, of the shares held by each. The officer who has charge of the stock transfer books of the Corporation shall prepare and make, before every meeting of shareholders or any adjournment thereof, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number and class and series, if any, of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting for the purposes thereof. The said list may be the Corporation’s regular record of shareholders if it is arranged in alphabetical order or contains an alphabetical index.

2

Section 8.        Notice of Business. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 8 of Article II and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 8 of Article II. The nomination by a shareholder of any person for election as a director, other than the persons nominated by the Board of Directors or any duly authorized committee thereof, shall be considered business other than business specified in clauses (a) and (b) above and shall be permitted only upon compliance with the requirements of this Section 8 of Article II.

In addition to any other applicable requirements for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within sixty (60) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

3

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (a) a description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, containing all material information related thereto, including: (i) the text of any proposal to be submitted for a shareholder vote (“Shareholder Proposal”) (including the text of any resolution proposed for consideration and in the event that such Shareholder Proposal includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment); (ii) the reasons for submission of such Shareholder Proposal at the meeting and (iii) any material interest in such Shareholder Proposal of each natural person, corporation, partnership, trust or any other type of legal entity or recognized ownership vehicle submitting the Shareholder Proposal, acting in concert with the shareholder who is submitting the Shareholder Proposal or on whose behalf the Shareholder Proposal is being submitted (individually, “Proponent”, collectively, “Proponents”), (b) the name and business address of the Proponent(s), (c) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the Proponent(s), (d) a description of all arrangements or understandings (including any derivative or short positions, profits interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that have been entered into as of the date of such written notice by, between or on behalf of the Proponent(s), on whose behalf the Shareholder Proposal is being made, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of any Proponent(s) with respect to the securities of the Corporation, (e) a representation that the Proponent(s) intend(s) to appear in person or by proxy at the annual meeting to bring such business before the meeting, (f) in the case of the nomination of a person as a director, a brief description of the background and credentials of such person including (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (g) a representation whether the Proponent(s) intend(s) or is part of a group which intend(s) (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the Shareholder Proposal or (ii) to otherwise solicit proxies from shareholders in support of such Shareholder Proposal.

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 8 of Article II; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 8 of Article II shall be deemed to preclude discussion by any shareholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman of such annual meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

4

ARTICLE III

DIRECTORS

Section 1.         Powers. Except as otherwise provided by any legal agreement among shareholders, the property, affairs and business of the Corporation shall be managed and directed by its Board of Directors, which may exercise all powers of the Corporation and do all lawful acts and things which are not by law, by the Articles of Incorporation, as amended, by these Amended and Restated Bylaws, by any agreement among shareholders, or by any agreement between shareholders and the Corporation, directed or required to be exercised or done by the shareholders.

Section 2.         Number, Election and Term. The number of directors which shall constitute the whole Board of Directors shall consist of five to twenty-five members, and the number of directors shall be increased or decreased from time to time, within the minimum and maximum, by the shareholders by the affirmative vote of a majority of all the shares entitled to vote in an election of directors; or by the Board of Directors by the affirmative vote of a majority of the directors then in office. The directors shall be elected by plurality vote at the annual meeting of shareholders, and each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Directors shall be natural persons who have attained the age of 18 years, but need not be residents of the State of Georgia.

Section 3.         Vacancies. Vacancies, including vacancies resulting from any increase in the number of directors, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next annual election and until his or her successor is duly elected and qualified unless sooner displaced. If there are no directors in office, then vacancies shall be filled through election by the shareholders.

Section 4.         Meetings and Notice. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Georgia. Members of the Board of Directors, or any committee thereof, and observers appointed in accordance with any agreement among shareholders or any agreement between shareholders and the Corporation may participate in or attend a meeting of such Board of Directors or committee by means of a conference telephone, video conference or similar communications equipment by means of which all persons participating in the meeting can hear each other simultaneously. Participation by such means shall constitute presence in person at such meeting. Meetings of the Board of Directors may be called by any director. Notice shall be given to each director in person, or by written notice mailed, or sent by facsimile or electronic mail, to his or her business address at least five business days prior to such meeting. Notice need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of all objections to the place and time of the meeting, or the manner in which it has been called or convened, except when the director states, at the beginning of the meeting, any such objection or objections to the transaction of business.

5

Section 5.         Quorum. Except as otherwise required by law, the presence of at least a majority of the number of directors in office immediately prior to such meeting shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Articles of Incorporation, as amended, or by these Amended and Restated Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6.         Consent of Directors. Unless otherwise restricted by the Articles of Incorporation, as amended, or these Amended and Restated Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, setting forth the action so taken, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors.

Section 7.         Committees. The Board of Directors may designate from among its members an executive committee or one or more other standing or ad hoc committees, each consisting of one or more directors, who serve at the pleasure of the Board of Directors. Subject to the limitations imposed by the Georgia Business Corporation Code (“GBCC”), each committee shall have the authority set forth in the resolution establishing the committee or in any other resolution of the Board of Directors specifying, enlarging, or limiting the authority of the committee.

A majority of each committee may determine its action and may fix the time and places of its meetings, unless otherwise provided by the Board of Directors.

Section 8.         Removal of Directors. At any shareholders’ meeting with respect to which notice of such purpose has been given, any director may be removed from office, with or without cause, by the vote of shareholders representing a majority of the issued and outstanding capital stock entitled to vote for the election of directors, and his or her successor may be elected at the same or at any subsequent meeting of shareholders; provided that to the extent any vacancy created by such removal is not filled by such an election within sixty days after such removal, the remaining directors shall, by majority vote, fill any such vacancy.

Section 9. Compensation of Directors. Directors shall be entitled to such reasonable compensation for their services as directors or members of any committee of the Board of Directors as shall be fixed from time to time by resolution adopted by the Board of Directors, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending any meeting of the Board of Directors or of any committee.

6

ARTICLE IV

OFFICERS

Section 1.         Number. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a Secretary and a Treasurer. The Board of Directors may also choose as officers of the Corporation a President and one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers and may elect or appoint, or authorize specific senior officers to appoint, the person who shall hold such other offices. Any number of offices, except the offices of the Chief Executive Officer and Secretary, may he held by the same person. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 2.         Compensation. Any compensation committee designated by the Board of Directors in accordance with Article III, Section 7 may review and make recommendations to the Board of Directors with respect to all salary, bonus and long-term incentive awards for officers and directors of the Corporation, including recommending performance goals and certifying that performance goals have been attained. No officer shall be prevented by these Amended and Restated Bylaws from receiving such salary by reason of the fact that he or she is also a director of the Corporation or a member of any committee of the Board of Directors.

Section 3.         Term of Office. Unless otherwise provided by resolution of the Board of Directors, the principal officers shall be chosen annually by the Board of Directors at the first meeting of the Board of Directors following the annual meeting of shareholders of the Corporation, or as soon thereafter as is possible and convenient. Subordinate officers may be elected from time to time. Each officer shall serve until his or her successor shall have been chosen and qualified, or until his or her earlier death, resignation or removal.

Section 4.         Removal. Any officer (regardless of how elected or appointed) may be removed from office at any time, with or without cause, by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby and any officer appointed by the Chief Executive Officer or another senior officer may also be removed, with or without cause, by the Chief Executive Officer or by any senior officer authorized to have appointed the officer to be removed whenever in his or her judgment the best interest of the Corporation will be served thereby.

Section 5.         Vacancies. Any vacancy in an office resulting from any cause may be filled by the Board of Directors for the unexpired portion of the officer’s term.

Section 6.         Powers and Duties. Except as hereinafter provided, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The officers of the Corporation shall include, but not be limited to:

(a)            Chief Executive Officer. The Chief Executive Officer shall have general supervision of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall report to the Board of Directors. The Chief Executive Officer also shall have the authority to execute bonds, mortgages, and other contracts and instruments requiring a seal, under the seal of the Corporation. The Chief Executive Officer shall have the power to endorse, when sold, assigned, transferred or otherwise disposed of by the Corporation, all certificates or shares of stock, bonds, or other securities issued by other corporations, associations, trusts, whether public or private, or by any government agency thereof, and owned or held by the Corporation, and to make, execute and deliver all instruments.

7

(b)            President or Vice Presidents. The President or Vice Presidents (in order of the Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents and other Vice Presidents, each class in order of the seniority of its respective members or as designated by resolution of the Board of Directors) shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of said officers, and shall perform such other duties and exercise such other powers as the Board of Directors or the Chief Executive Officer may prescribe. One or more Vice Presidents may be designated by the Board of Directors as “Senior Executive Vice President,” “Executive Vice President” or “Senior Vice President.”

(c)            Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall perform whatever additional duties and have whatever additional powers that the Board of Directors may from time to time assign to the Secretary.

(d)            Assistant Secretary. The Assistant Secretary, or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

(e)            Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

(f)            Assistant Treasurer. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

8

Section 7.         Voting Securities of Any Business Organization. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, President or any Executive Vice President shall have full power and authority on behalf of the Corporation to attend and to act and vote at any meetings of security holders of any business organization in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

ARTICLE V

CERTIFICATES FOR SHARES

Section 1.         Share Certificates. The interest of each shareholder in the Corporation may be certificated or uncertificated, and may be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation in accordance with a direct registration system. Within reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of Georgia, the name of the shareholder, the number and class (and designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Articles of Incorporation, as amended, or by these Amended and Restated Bylaws, any agreement among shareholders or any agreement between shareholders and the Corporation. Every holder of fully-paid stock in the Corporation shall be entitled, upon request, to have a certificate in such form as the Board of Directors may from time to time prescribe. The certificates representing shares of stock of the Corporation shall be in such form as may be approved by the Board of Directors, which certificates representing shares shall be issued to the shareholder of the Corporation in numerical order from the stock book of the Corporation, and each of which shall bear the name of the Corporation, the name of the shareholder, and the number and class of shares and designation of the series, if any, represented by the certificate, and which shall be signed by the Chief Executive Officer, or any President or Vice President and may be signed by the Secretary or an Assistant Secretary; and which shall be sealed with the seal of the Corporation.

Section 2.         Lost Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

9

Section 3.         Transfer. Shares of the Corporation shall be transferable in the manner prescribed by GBCC, the Articles of Incorporation, as amended, and these Amended and Restated Bylaws or as otherwise determined by the Board of Directors from time to time and not inconsistent with the GBCC, the Articles of Incorporation, as amended, or these Amended and Restated Bylaws. Transfers of shares shall be made on the books of the Corporation only by the holder of record thereof, by such person's attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 4.         Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights with respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy days and, in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders, the record date shall be at the close of business on the day next preceding the day on which the notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If no record date is fixed for other purposes, the record date shall be at the close of business on the day next preceding the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors shall fix a new record date for the adjourned meeting.

Section 5.         Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or one or more transfer clerks and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

ARTICLE VI

INDEMNIFICATION

Section 1.         Authority to Indemnify. The Corporation shall indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director, officer, employee, or agent of the Corporation (or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust. or other enterprise) for reasonable expenses, judgments, fines, penalties, and amounts paid in settlement (including attorneys’ fees), incurred in connection with the proceeding if the individual conducted himself or herself in good faith and reasonably believed that such conduct was (a) in the case of conduct in his or her official capacity, in the best interests of the Corporation, (b) in all other cases. at least not opposed to the best interests of the Corporation, and (c) in the case of any criminal proceeding, he or she had no reasonable cause to believe such conduct was unlawful. The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself. determinative that the director, officer, employee, or agent did not meet the standard of conduct set forth above. Indemnification permitted under this Section in connection with a proceeding by, or in the right of, the Corporation is limited to reasonable expenses incurred in connection with the proceeding if it is determined that the director, officer, employee, or agent has met the relevant standard of conduct under this Section.

10

Section 2.         Mandatory Indemnification. To the extent that a director, officer, employee, or agent of the Corporation has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party, or in defense of any claim, issue, or matter therein, because he or she is or was a director, officer, employee, or agent of the Corporation, the Corporation shall indemnify the director, employee, or agent against reasonable expenses incurred by him or her in connection therewith.

Section 3.         Advance for Expenses. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director, officer, employee, or agent of the Corporation who is a party to a proceeding in advance of final disposition of the proceeding if (a) he or she furnishes the Corporation written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in Section 1 of this Article, and (b) he or she furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay any advance if it is ultimately determined that he or she is not entitled to indemnification. The undertaking required by this Section must be an unlimited general obligation, but need not be secured and may he accepted without reference to financial ability to make repayment.

Section 4.         Court-ordered Indemnification and Advances for Expenses. A director, officer, employee, or agent of the Corporation who is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction.

Section 5.         Determination of Indemnification. Except as provided in Section 2 and except as may be ordered by the court, the Corporation may not indemnify a director, officer, employee, or agent under Section 1 unless authorized thereunder and a determination has been made in the specific case that indemnification of the director, officer, employee, or agent is permissible in the circumstances because he or she has met the standard of conduct set forth in Section 1. The determination shall be made:

(a)            If there are two or more disinterested directors, by the Board of Directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

(b)            By special legal counsel:

(i)       selected in the manner prescribed in paragraph (a) of this Section 6; or

(ii)      if there are fewer than two disinterested directors, selected by the Board of Directors (in which selection directors who do not qualify as disinterested directors may participate); or

11

(c)            By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

Section 6.         Authorization of Indemnification. Authorization of indemnification or an obligation to indemnify and evaluation as to the reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (b) of Section 5 to select counsel.

Section 7.         Other Rights. The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, resolution, agreement, or contract, either specifically or in general terms, approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon, taken at a meeting the notice of which specified that such bylaw, resolution, or agreement would be placed before the shareholders, both as to action by a director, trustee, officer, employee, or agent in his or her official capacity and as to action in another capacity while holding such office or position; except that no such other rights, in respect to indemnification or otherwise, may be provided or granted to a director, trustee, officer, employee, or agent pursuant to this Section 7 by the Corporation for liability for (a) any appropriation, in violation of his or her duties, of any business opportunity of the Corporation; (b) acts or omissions which involve intentional misconduct or a knowing violation of law; (c) the types of liability set forth in GBCC Section 14-2-832, or any successor provision, dealing with illegal or unauthorized distributions of corporate assets, whether as dividends or in liquidation of the Corporation or otherwise; or (d) any transaction from which he or she received an improper material tangible personal benefit. Neither the amendment or repeal of this Article VI nor the adoption of any provision to these Amended and Restated Bylaws inconsistent with this Article  VI shall eliminate or adversely affect any right or protection of any director, officer, employee, or agent of the Corporation existing immediately prior to such amendment or repeal or adoption.

Section 8.         Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent whether or not the Corporation would have power to indemnify him or her against the same liability under this Article VI.

Section 9.         Continuation of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 10.         Severability. Each of the Sections of this Article VI, and each of the clauses set forth herein, shall be deemed separate and independent, and should any part of any such Section or clause be declared invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall in no way render invalid or unenforceable any other part thereof or any separate Section or clause of this Article VI that is not declared invalid or unenforceable.

12

ARTICLE VII

GENERAL PROVISIONS

Section 1.         Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, as amended, if any, may be declared by the Board of Directors at any regular or special meetings, pursuant to law. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, subject to the provisions of the Articles of Incorporation, as amended. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2.         Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on December 31 of each year.

Section 3.         Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal” and “Georgia”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. In the event it is inconvenient to use such seal at any time, the signature of the Corporation followed by the word “Seal” enclosed in parentheses shall be deemed the seal of the Corporation.

Section 4.         Annual Statements. Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare:

(1)            a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year; and

(2)            a profit and loss statement showing the results of its operations during its fiscal year.

Upon written request, the Corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement.

Section 5.         Notice.

(a)            Whenever these Amended and Restated Bylaws require notice to be given to any shareholder or to any director, the notice may be given by mail, in person, by courier delivery, by telephone, or by email, telegram, cablegram, or similar electronic means. Whenever notice is given to a shareholder or director by mail, the notice shall be sent by depositing the notice in a post office or letter box in a postage-prepaid, sealed envelope addressed to the shareholder or director at his or her address as it appears on the books of the Corporation. Any such written notice given by mail shall be effective: (i) if given to shareholders, as such, at the time the same is deposited in the United States mail; and (ii) in all other cases, at the earliest of (x) when delivered, properly addressed, to the addressee's last known principal place of business or residence, (y) three days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed, or (z) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Whenever notice is given to a shareholder or director by any means other than mail, the notice shall be deemed given when received.

13

(b)            In calculating time periods for notice, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

ARTICLE VIII

AMENDMENTS

The Board of Directors shall have power to alter, amend or repeal the Amended and Restated Bylaws or adopt new Bylaws by majority vote of all of the directors, except Article III, Section 9, except with respect to the Board of Directors’ authority to fill vacancies; provided, however, any Bylaws adopted by the Board of Directors may be altered, amended or repealed and new Bylaws adopted, by the majority vote of all the shareholders entitled to vote thereon.

14